                                                                    EXHIBIT 99.2

                       [LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
National Commerce Financial Corporation
One Commerce Square
Memphis, TN 38150

Dear Members of the Board:

         We hereby consent to the inclusion of our opinion letter dated May 7,
2004 to the Board of Directors of National Commerce Financial Corporation
("NCF") as Appendix C to, and to the reference thereto under the captions
"SUMMARY OF THE MERGER," "THE MERGER-Background of the Merger," "THE
MERGER-NCF's Reasons for the Merger; Recommendation of the Merger by the NCF
Board of Directors," and "THE MERGER-Opinions of NCF's Financial Advisors" in,
the Proxy Statement/Prospectus of NCF and SunTrust Banks, Inc. ("SunTrust")
relating to the proposed merger involving NCF and SunTrust, which Proxy
Statement/Prospectus is part of the Registration Statement on Form S-4 of
SunTrust. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               /s/ UBS Securities LLC
                                               ----------------------------
                                               UBS SECURITIES LLC

New York, New York
June 1, 2004